Exhibit 99.1

Filed by PacWest Bancorp

Pursuant to Rule 425 under the Securities Act of 1933

and Deemed Filed Pursuant to Rule 14a-12 of the Securities and Exchange Act of 1934

Subject Company: CU Bancorp

Commission File No.: 001-35683

Copy of presentation PacWest Bancorp intends to provide to institutional investors during the months of May and June.

2017 First Quarter Results Investor Presentation

This communication contains certain “forward-looking statements” about PacWest Bancorp (the “Company”) and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our pending acquisition of CU Bancorp, allowance for loan and lease losses, credit trends, deposit growth, profitability, capital management, including reducing excess capital, interest rate risk ,and operating expenses. All statements contained in this communication that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation: higher than anticipated delinquencies, charge-offs and loan and lease losses; reduced demand for our services due to strategic or regulatory reasons; changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services; credit quality deterioration or pronounced and sustained reduction in market values or other economic factors which adversely affect our borrowers’ ability to repay loans and leases and/or require an increased provision for loan and lease losses; compression of the net interest margin due to changes in our interest rate environment, loan products, spreads on newly originated loans and leases and/or asset mix; the impact of asset/liability repricing risk and liquidity risk on net interest margin and the value of investments; higher than anticipated increases in operating expenses; increased costs to manage and sell foreclosed assets; the need to retain capital for strategic or regulatory reasons; the financial performance of the Company; increased litigation; increased asset workout or loan servicing expenses; higher compensation costs and professional fees to retain and/or incent employees; our ability to complete future acquisitions, including the pending CU Bancorp acquisition, and to successfully integrate such acquired entities or achieve expected benefits, synergies and/or operating efficiencies within expected timeframes or at all; the Company’s ability to obtain regulatory approvals and meet other closing conditions to the pending CU Bancorp acquisition on the expected terms and schedule; changes in our stock price before completion of the pending CU Bancorp acquisition, including as a result of financial performance of the Company or CU Bancorp prior to closing; the reaction to the pending CU Bancorp acquisition of the companies’ customers, employees and counterparties; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business and business strategies; and other risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements included in this communication are based on information available at the time of the communication. Pro forma, projected and estimated numbers are used for illustrative purposes only and are not forecasts, and actual results may differ materially. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law. Forward-Looking Statements

Company Overview 4 First Quarter Highlights 8 Investment Securities 13 Loans and Leases 15 Credit Quality 26 Deposits 30 Net Interest Margin 33 Controlled Expenses 39 Acquisitions 42 Strong Franchise Value 47 Non-GAAP Measurements 50 Presentation Index

Company Overview

We are a commercial bank focused on core deposit growth paired with national lending and venture banking platforms NASDAQ traded (PACW) with a market capitalization of $6.1 billion (1) Average daily trading volume of 780,601 shares over the last year (1) Dividend: $2.00 per share, 3.99% yield (1) 5th largest publicly-traded bank headquartered in California with total assets of $21.9 billion, loans and leases of $15.6 billion and deposits of $16.3 billion at March 31, 2017 Profitable Growth Net earnings of $78.7 million, ROAA of 1.47% and ROATE of 13.90% for 1Q17 Industry leading tax equivalent NIM of 5.16% in 1Q17 Loan and lease production of $1.0 billion in 1Q17 ($4.1 billion FY2016) Core deposit growth of $245 million in 1Q17 $12.8 billion of core deposits with total cost of deposits of 21 basis points for 1Q17 NPAs at 1.20% of total loans and leases and foreclosed assets Efficiency ratio of 41.4% in 1Q17 Experienced acquirer with 28 bank and finance company acquisitions since 2000 Announced CU Bancorp acquisition on April 6, 2017 Analyst coverage: BMO Capital Markets, D.A. Davidson & Co., FIG Partners, FBR & Co., JMP Securities, Keefe, Bruyette & Woods, Piper Jaffray, Raymond James, Sandler O’Neill & Partners, Stephens Inc., Wells Fargo Securities (1) As of May 3, 2017 Company Overview

Business Model Community Banking National Lending Venture Banking Pacific Western Bank Attractive branch network with 74 full service branches in California Offers a full suite of deposit products and services, including on-line banking Focused on business lending products, including commercial real estate Limited consumer loan offerings Borrower relationships generally include a deposit account Efficient deposit model with average branch size of $148 million Diversified by loan and lease type, geography and industry Asset-Based Lending (ABL) Lender Finance & Timeshare, Equipment Financing, Healthcare & General ABL Cash Flow Lending Technology, Healthcare and Security Commercial Real Estate General, Multifamily, SBA, Healthcare and Construction Focus on small to middle market businesses Expertise in niche segments limits new competitors Borrower relationships may include deposit accounts and treasury services Five banking groups: Technology, Life Sciences, Equity Funds Group, Structured Finance, Specialty Finance Operates a single branch in Durham, NC with $5.4 billion in deposits Offices located in key innovative hubs across the United States Offers a comprehensive suite of financial services for venture-backed companies and their venture capital and private equity investors Provides comprehensive treasury management solutions, including credit cards and international-related products and services to clients Borrower relationships almost always include a deposit account Operates Square 1 Asset Management (registered investment advisor)

Source: SNL Financial and FactSet Research Systems; Market data as of 3/31/2017. Note: KBW Regional Bank Index (KRX) includes 50 institutions with a median market cap of $4.1 billion as of 3/31/2017; median weighted by market capitalization. Five Year Total Return

First Quarter Highlights

See “Non-GAAP Measurements” slides beginning on page 50. First Quarter Highlights Robust Earnings Net earnings of $78.7 million EPS of $0.65 ROAA and ROATE of 1.47% and 13.90% Industry Leading Net Interest Margin Tax equivalent (“TE”) NIM: Reported: 5.16% Excluding acquired loan discount accretion: 5.02% (1) Low Efficiency Ratio Efficiency ratio of 41.4% Average branch size of $218 million in deposits Noninterest expense to average assets of 2.18% Profitable Deposit Base Total cost of deposits of 21 bps $245 million net core deposit growth Substantial core deposit growth from Community Bank Division Loan and Lease Production and Credit Quality Loan and lease production of $1.0 billion NPA to total loans and leases and foreclosed assets, excluding PCI loans, of 1.20% Non-PCI credit loss allowance of 1.08% Non-PCI net charge-off rate of 24 bps for trailing twelve months Strong Capital Levels Tangible common equity ratio of 11.67% (1) CET1 and total capital ratios of 12.31% and 15.56% Tangible book value per share of $18.95 (1)

See “Non-GAAP Measurements” slides beginning on page 50. . Financial Highlights ? ($ in millions) 1Q17 4Q16 Q / Q Total Assets 21,927 $ 21,870 $ 0% Loans and Leases, net 15,557 $ 15,456 $ 1% Total Deposits 16,331 $ 15,871 $ 3% Core Deposits 12,769 $ 12,524 $ 2% Net Earnings 78.7 $ 85.6 $ -8% Earnings Per Share 0.65 $ 0.71 $ -8% ROAA 1.47% 1.59% -0.12 ROATE 13.90% 14.88% -0.98 Tangible Common Equity Ratio 11.67% 11.54% 0.13 Tangible Book Value Per Share 18.95 $ 18.71 $ 1% Net Interest Margin Excluding Accretion (TE) (1) 5.02% 5.01% 0.01 Efficiency Ratio 41.40% 40.06% 1.34

Solid Earnings Track Record ($ in millions, except EPS) 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 Net Earnings 85.1 $ 69.6 $ 71.8 $ 90.5 $ 82.2 $ 93.9 $ 85.6 $ 78.7 $ Diluted EPS 0.83 $ 0.68 $ 0.60 $ 0.74 $ 0.68 $ 0.77 $ 0.71 $ 0.65 $ $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 EPS Millions Net Earnings Diluted EPS

Solid Capital Position – 1Q17


TCE / TA
12.01% 12.10% 12.21% 11.38% 11.87% 12.12% 12.19% 11.54% 11.67%
8.44% 8.59% 8.67% 8.54% 8.77% 8.68% 8.79% 8.63% 8.60%
1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17
PACW
Median Banks $15-$25B


T1 Leverage
11.74% 11.96% 12.04% 11.67% 11.51% 11.92% 12.13% 11.91% 11.87%
9.42% 9.56% 9.29% 9.16% 8.99% 9.06% 9.11% 9.21% 9.30%
1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17
PACW
Median Banks $15-$25B


Total Capital
15.80% 16.53% 16.32% 15.65% 15.96% 16.08% 16.18% 15.56% 15.56%
13.62% 13.63% 13.44% 13.20% 13.16% 13.09% 12.99% 13.22% 12.95%
1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17
PACW
Median Banks $15-$25B


CET1
12.27% 12.87% 12.74% 12.58% 12.63% 12.72% 12.83% 12.31% 12.31%
10.93% 10.94% 10.75% 10.68% 10.64% 10.67% 10.48% 11.26% 11.15%
1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17
PACW
Median Banks $15-$25B

PacWest Bancorp

Source: SNL Financial using data as of 5/05/17

First Quarter 2017 | PACW | p. 12

Investment Securities

3.46% overall portfolio tax equivalent yield (2) (1) Fair value (2) Yield is for 1Q17 Investment Portfolio Average Life and Effective Duration Municipal Securities Composition Diversified Investment Portfolio 6.1 6.0 6.1 6.1 7.0 4.6 4.6 4.7 4.8 5.4 2 3 4 5 6 7 8 1Q16 2Q16 3Q16 4Q16 1Q17 Years Average Life Effective Duration Collateralized Loan Obligations, $128.0mm, 4% SBA Securities, $168.3mm, 5% Agency Residential MBS, $474.6mm, 14% Agency Residential CMOs, $138.9mm, 4% Agency Commercial MBS, $712.1mm, 21% Private CMOs, $149.4mm, 5% Municipal Securities, $1,483.3mm, 44% Other, $82.4mm, 3% $3.3 Billion Total Portfolio (1) S&P Ratings % Total Issue Type % Total AAA 13% G.O. Limited 6% AA 81% G.O. Unlimited 47% A 3% Revenue 47% Not rated 3% 100% 100% Municipal Securities

Loans and Leases

Diversified Loan and Lease Portfolio


As of March 31, 2017
Other
Venture Capital
Owner-Occupied Residential
Small Business
Healthcare Real Estate
Construction and Land
Income Producing Residential
Commercial Real Estate
Lender Finance & Timeshare
Equipment Finance
Healthcare Asset-Based
Other Asset-Based
Technology Cash Flow
Healthcare Cash Flow
Security Cash Flow
General Cash Flow

	3/31/2017		3/31/2016	
($ in millions)	$	Mix	$	Mix
Lender Finance & Timeshare	$ 1,477	9%	$ 1,641	12%
Equipment Finance	623	4%	733	5%
Healthcare Asset-Based	172	1%	207	1%
Other Asset-Based	743	5%	741	5%
Total Asset-Based	3,015	19%	3,322	23%
Technology Cash Flow	1,070	7%	993	7%
Healthcare Cash Flow	741	5%	932	6%
Security Cash Flow	516	3%	468	3%
General Cash Flow	566	5%	492	4%
Total Cash Flow	2,893	20%	2,885	20%
Commercial Real Estate	2,997	20%	2,988	21%
Income Producing Residential	1,427	9%	982	7%
Construction and Land	1,111	7%	578	4%
Healthcare Real Estate	954	6%	1,184	8%
Small Business	470	3%	468	3%
Owner-Occupied Residential	127	1%	168	1%
Total Real Estate	7,086	46%	6,368	44%
Venture Capital	1,935	12%	1,508	10%
Other	628	4%	400	3%
Total Loans [(1)]	$ 15,557	100%	$ 14,483	100%

[(1)] Net of deferred fees and costs

PacWest Bancorp

First Quarter 2017 | PACW | p. 16

Diversified Loan and Lease Portfolio Healthcare, $954mm, 13% SBA, $470mm, 7% Hospitality, $689mm, 10% Retail, $443mm, 6% Multifamily, $1,310mm, 18% Office, $830mm, 12% Owner - occupied, $742mm, 10% Construction, $1,111mm, 16% Other, $537mm, 8% Real Estate ($7.1B) Technology, $1,070mm, 37% Healthcare, $741mm, 26% Security, $516mm, 18% General, $566mm, 19% Cash Flow ($2.9B) Cash Flow, $2,893mm, 19% Real Estate, $7,086mm, 46% Asset - Based, $3,015mm, 19% Venture Capital, $1,935mm, 12% Other, $628mm, 4% Total Portfolio ($15.6B) Lender Finance & Timeshare, $1,477mm, 49% Equipment Finance, $623mm, 21% Healthcare, $172mm, 6% Other, $743mm, 24% Asset - Based ($3.0B) Later Stage, $287mm, 15% Expansion Stage, $941mm, 49% Equity Funds Group, $262mm, 13% Early Stage, $445mm, 23% Venture Capital ($1.9B)

Cash Flow Loan Portfolio Overview

Overview

- Our CapitalSource Division has dedicated groups that work with private equity sponsor firms throughout the US to provide senior debt financing to mature and profitable companies (Cash Flow lending).
  - All Cash Flow loans are senior debt obligations (other lenders may provide subordinate or mezzanine financing)
  - Average loan size of approximately $9.4 million
  - Approximately 60% of Cash Flow loans are Shared National Credits (see page 19)
- Since 2010, the principal focus of Cash Flow lending has been *Healthcare*, *Technology*, and *Security Monitoring*; lending to industries with high historical loss experience was either discontinued entirely (Media) or substantially reduced (General).
- General Cash Flow lending now focuses on businesses that have substantial market share, with barriers to entry, and are supported by proven equity sponsors.

Leveraged Lending Commitments Originated 2010-2016 ($6.3 Billion)


Became Classified, $515mm
Non-classified, $5.8 Billion

Outcome or Status of Commitments that Became Classified ($515 Million)


Repaid w/o Loss, $236mm
Upgraded, $17mm
Resolved w/ Loss, $50mm ($4.7mm Loss)
Still Classified, $212mm ($21.1mm Loss)

Leveraged Lending Commitments Originated By Leverage Multiple*


≥ 6x EBITDA, 25%
< 6x EBITDA, 75%

Total Cash Flow Portfolio By Risk Rating


Classified, 6.1%
Non-classified, 93.9%

	Originations		Aggregate Loss %	
	2001-2008	2009-2017	2001-2008	2009-2017
Healthcare	12%	31%	2.4%	0.9%
Technology	5%	42%	0.2%	0.3%
Security	7%	12%	-	-
General	65%	15%	7.1%	-
Media	11%	-	13.0%	-
Total Cash Flow loans	100%	100%	7.1%	0.4%

Healthcare Cash Flow Portfolio By Business Type


Manufacturing/Distributor, 24.0%
Healthcare services, 43%
Medical device, 8.0%
Business process outsourcing, 18%
Pharmaceutical, 7%

* Measured on a fully-funded basis at closing and shown as a % of commitments originated.

PacWest Bancorp

First Quarter 2017 | PACW | p. 18

SNCs are not a line of business. SNC relationships are included in business line balances. SNCs are facilities greater than $20 million with a federally supervised agent/lead bank shared by three or more federally supervised financial institutions. Approximately 119 SNC borrowers. Adhere to same credit underwriting standards as the rest of loan portfolio. No energy-related SNCs. At March 31st, $31 million on nonaccrual and $90 million (4%) adversely classified. Shared National Credit (SNC) Relationships Communications, $192mm, 8% Consumer Finance, $106mm, 5% Healthcare Cash Flow, $555mm, 24% Healthcare RE, $208mm, 9% Management Consulting, $72mm, 3% Manufacturing, $143mm, 6% Other, $131mm, 6% Security, $205mm, 9% Technology, $606mm, 26% Transportation, $99mm, 4% $2.3B of Loans at 3/31/2017

Healthcare CRE Loans - $954 Million as of 1Q17

- Our CapitalSource Division has been an active, disciplined Healthcare CRE lender since 2001
- From 2001 to 2016, the CapitalSource Division originated over $4.9 billion of Healthcare CRE loans with total *aggregate* losses of only $33.3 million (67 bps)
- 75% of our Healthcare CRE portfolio is secured by skilled nursing facilities (SNF's)
- Underwriting discipline includes:
  - Lending at a conservative ratio of loan-to-value
    - The facility-level underwritten projected "debt yield" (net operating income ÷ first lien debt) generally exceeds 15%
  - Focus on experienced and reputable sponsors and operators
  - On-staff licensed nursing home administrator to evaluate clinical compliance and quality of care
  - Use of market per-bed or per-unit valuation trends and caps in conjunction with appraised values and underwritten values
  - Analysis of payor mix and state and federal revenue sources to monitor cash flows

Total Healthcare CRE Portfolio By Property Type



Assisted living, $117mm
Continuing care, $80mm
Hospital & Medical Office, $26mm
Other, $14mm
SNF, $717mm

Total Healthcare CRE Portfolio By Risk Rating



Classified, 5% (2 loans)
Non-classified, 95%

SNF Loans By State



TX, $34mm
Other, $170mm
AZ, $41mm
MI, $32mm
NV, $42mm
CA, $75mm
VA, $75mm
PA, $94mm
FL, $116mm
NJ, $38mm

PacWest Bancorp

First Quarter 2017 | PACW | p. 20

Retail Real Estate Portfolio Overview (1)

Loan Types

- **Construction- 80% in 4 projects**
  - Redevelopment in Chicago's exclusive Gold Coast luxury retail district
  - A Walmart Supercenter-anchored shopping center in Inland Empire region of Southern California
  - Development in a high density Brooklyn retail neighborhood that includes an Apple Store, Whole Foods, J. Crew, etc.
  - High traffic retail infill on Santa Monica Blvd. in Los Angeles
- **Owner-Occupied**
  - Not adversely affected by rental market volatility
  - SBA retail is 100% owner-occupied
    - SBA guaranteed portions retained (75% avg. guarantee)
- **CRE**
  - Traditional retail-focused commercial real estate lending including:
    - CapitalSource Division $229mm portfolio of 13 loans across 10 states with $17.6mm average balance focused on lifestyle centers and urban luxury centers
    - Community Bank Division $212mm portfolio almost entirely in California focused on suburban retail/strip centers

Outstanding balance: $584.6mm/3.8% of Loans

Retail Loan Types



Construction 12%
Owner-occupied 13%
CRE 75%

CRE Retail Property Types
$441mm/2.8% of Loans



Other 4%
Urban luxury center 13%
Single Tenant 12%
Lifestyle center 10%
Traditional mall 4%
Restaurants 5%
Suburban retail/strip center 52%

(1) No retail exposure in investment portfolio

PacWest Bancorp

First Quarter 2017 | PACW | p. 21

CapitalSource Transition from Finance Company to Bank

CapitalSource Credit Profile: Lessons Learned and Changes Implemented

- CapitalSource experienced elevated losses on loans originated between 2003 and 2008.
  - 7.5% cumulative losses on $24 billion of originations, the substantial majority from lending products which were subsequently discontinued
- During 2008–09, a transformative de-risking effort was launched that included executive management changes, acquired an FDIC-insured bank subsidiary and made significant adjustments to lending practices.
  - Management changes included the promotion of Jim Pieczynski to CEO in 2010
  - CapitalSource Bank adopted new bank-standard lending policies appropriate for an FDIC-insured institution
    - Lending products that comprised nearly two-thirds of the aggregate losses were discontinued, including:
      - Subprime residential mortgage
      - Media and retail cash flow loans
      - Resort vacation club loans
      - Second lien/mezzanine CRE
      - Land loans
      - Construction loans (other than SBA)[1]
    - Other lending product standards were adjusted:
      - Limited general cash flow lending to selected industries and borrowers with strong market share, barriers to entry and support of proven equity sponsors
      - Focused CRE lending on stabilized cash-flowing collateral
      - Narrowed focus of Lender Finance group
- Added new lower-risk lending products, including SBA, multi-family and life insurance premium finance.
- Of the $24 billion originated from 2003 to 2008, approximately $373 million remains outstanding with $0.3 million classified as of March 31, 2017.

[1] The CapitalSource Division reintroduced this product in 2015.

2003 - 2008 CapitalSource Division Originations ($24 Billion)


Unchanged Products, 33%
Adjusted Products, 34%
Eliminated Products, 33%

Cumulative Losses ($1.8 Billion)


Adjusted Products, 33%
Unchanged Products, 4%
Eliminated Products, 63%

PacWest Bancorp

First Quarter 2017 | PACW | p. 22

Loan and Lease Production of $1.0 Billion in 1Q17 ($ in millions) Production Payoffs Net Change Rate on Production 1Q17 1,049 $ 888 $ 161 $ 4.91% 4Q16 1,273 526 747 4.83% 3Q16 1,072 933 139 5.11% 2Q16 931 720 211 4.82% 1Q16 842 665 177 4.89% $842 $931 $1,072 $1,273 $1,049 $665 $720 $933 $526 $888 4.0% 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 8.0% $0.0 $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 $1.4 $1.6 Q1 Q2 Q3 Q4 Q1 2016 2017 Avg. Rate on Production Billions Production Payoffs Avg Production Avg Payoffs Rate on Production

Production by Industry / Loan Type ($ in millions) 1Q17 4Q16 3Q16 2Q16 Net Growth Q1 2017 Lender Finance and Timeshare 27 $ 146 $ 12 $ 87 $ (190) $ Equipment Finance 21 98 96 14 (69) Healthcare Asset-Based 1 - - - (9) Other Asset-Based 37 39 103 61 (22) Asset-Based 86 283 211 162 (290) Technology Cash Flow 109 5 124 101 22 Healthcare Cash Flow 27 57 36 25 (58) Security Cash Flow 57 14 29 - 76 General Cash Flow 15 62 50 32 (14) Cash Flow 208 138 239 158 26 Commercial Real Estate 186 238 154 173 10 Income Producing and Residential Real Estate 300 132 163 104 241 Construction and Land 100 50 29 78 145 Healthcare Real Estate 11 88 10 19 (2) Small Business 21 10 17 18 16 Real Estate 618 518 373 392 410 Venture Capital 91 195 154 89 (53) Other 46 139 95 130 8 Total 1,049 $ 1,273 $ 1,072 $ 931 $ 101 $

Impact of Rising Rates on the Loan and Lease Portfolio Cumulative Amount of Loans Rate Increase Needed to Reprice ($ in millions) $10,715 1 to 100 bps $10,857 101 to 200 bps $10,956 > 200 bps Repricing of Variable Rate Loans Amount % ($ in millions) 1-month LIBOR 5,709 $ 2-month LIBOR 169 3-month LIBOR 1,480 6-month LIBOR 844 12-month LIBOR 79 Total LIBOR-based Loans 8,281 67% Prime Rate 3,402 27% Other Index 697 6% Total Variable Loans 12,380 $ 100% Variable Rate and Hybrid Loans by Index $1,038 $746 $761 $2,123 1 Year 2 Years 3 Years > 3 Years Fixed/Hybrid Years to Maturity/Repricing ($ in Millions) 9,430 1,041 243 242 Loan Rate Above Floor 1 to 25 Bps 26 to 100 Bps > 101 Bps Variable Rate Loans Lift Off of Loan Floors ($ in Millions) 1ML 3ML Prime Other Fixed Rate, 21% Variable Rate, 70% Hybrid, 9% Loan Portfolio by Repricing Type

Credit Quality

Classified loans and leases are those with a credit risk rating of substandard or doubtful Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded commitments Non-PCI Credit Quality ($ in thousands) 1Q17 4Q16 3Q16 2Q16 1Q16 Nonaccrual Loans and Leases $ 173,030 170,599 171,085 127,655 130,418 As a % of Loans and Leases % 1.11% 1.11% 1.16% 0.88% 0.91% Nonperforming Assets $ 185,872 183,575 186,198 143,836 151,266 As a % of Loans and Leases & Foreclosed Assets % 1.20% 1.19% 1.27% 0.99% 1.05% Classified Loans and Leases (1) $ 424,399 409,645 417,541 441,035 384,698 As a % of Loans and Leases % 2.73% 2.66% 2.84% 3.03% 2.68% Credit Loss Provision $ 24,500 21,000 8,000 12,000 20,000 As a % of Average Loans and Leases (annualized) % 0.64% 0.56% 0.22% 0.34% 0.56% Trailing Twelve Months Net Charge-offs $ 36,287 21,990 6,480 5,837 4,038 As a % of Average Loans and Leases % 0.24% 0.15% 0.04% 0.04% 0.03% Allowance for Credit Losses (ACL) (2) $ 167,589 161,278 154,070 149,944 138,376 As a % of Loans and Leases % 1.08% 1.05% 1.05% 1.03% 0.96% ACL / Nonaccrual Loans and Leases % 96.86% 94.54% 90.06% 117.46% 106.11%

Key Credit Trends 0.96% 1.03% 1.05% 1.05% 1.08% 1Q16 2Q16 3Q16 4Q16 1Q17 Non - PCI ACL / Non - PCI Loans and Leases 0.03% 0.04% 0.04% 0.15% 0.24% 1Q16 2Q16 3Q16 4Q16 1Q17 Trailing 12 Months Net Charge - Offs To Average Non - PCI Loans and Leases 0.91% 0.88% 1.16% 1.11% 1.11% 1Q16 2Q16 3Q16 4Q16 1Q17 Non - PCI Nonaccrual Loans and Leases / Non - PCI Loans and Leases 1.05% 0.99% 1.27% 1.19% 1.20% 1Q16 2Q16 3Q16 4Q16 1Q17 Non - PCI NPAs / Non - PCI Loans and Leases and Foreclosed Assets

At March 31, 2017, the Company’s ten largest Non-PCI loan relationships on nonaccrual status had an aggregate book balance of $146 million and represented 84% of total Non-PCI nonaccrual loans and leases. Non-PCI Nonaccrual Loan and Lease Detail % of Loan % of Loan 3/31/2017 12/31/2016 ($ in thousands) Balance Category Balance Category Balance Balance Real estate mortgage: Commercial 66,216 $ 1.5% 62,454 $ 1.4% 7,383 $ 7,691 $ Residential 5,826 0.4% 6,881 0.5% 640 5,524 Total real estate mortgage 72,042 1.2% 69,335 1.2% 8,023 13,215 Real estate construction and land: Commercial - 0.0% - 0.0% - - Residential 362 0.1% 364 0.1% - - Total R.E. construction and land 362 0.0% 364 0.0% - - Commercial: Cash flow 53,611 1.7% 53,908 1.7% 394 153 Equipment finance 30,388 4.9% 32,848 4.7% 115 218 Venture capital 15,289 0.8% 11,687 0.6% 13,265 13,295 Asset-based 1,165 0.0% 2,118 0.1% - 1,500 Total commercial 100,453 1.2% 100,561 1.2% 13,774 15,166 Consumer 173 0.0% 339 0.1% 49 224 Total 173,030 $ 1.1% 170,599 $ 1.1% 21,846 $ 28,605 $ 3/31/2017 Nonaccrual Loans and Leases 12/31/2016 Accruing and 30 -89 Days Past Due

Deposits

Does not include $1.3 billion of client investment funds held at March 31, 2017. Deposit Detail Core: 78% Core: 71% Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Brokered non - maturity deposits Time deposits $250,000 and under Time deposits over $250,000 March 31, 2017 Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Brokered non - maturity deposits Time deposits $250,000 and under Time deposits over $250,000 March 31, 2016 ($ in millions) Deposit Category Amount % of Total Amount % of Total Noninterest-bearing demand deposits 6,790 $ 42% 6,140 $ 40% Interest checking deposits 1,510 9% 921 6% Money market deposits 3,759 23% 3,145 20% Savings deposits 710 4% 764 5% Total core deposits 12,769 78% 10,970 71% Brokered non-maturity deposits 1,154 7% 986 6% Total non-maturity deposits 13,923 85% 11,956 77% Time deposits $250,000 and under 1,999 12% 2,752 18% Time deposits over $250,000 409 3% 733 5% Total time deposits 2,408 15% 3,485 23% Total deposits (1) 16,331 $ 100% 15,441 $ 100% March 31, 2017 March 31, 2016

Deposit Portfolio Includes brokered deposits of $695 million with a weighted average maturity of 8 months and a weighted average cost of 0.83%. $15.4 $15.1 $15.6 $15.9 $16.3 0.10% 0.20% 0.30% 0.40% 0.50% 0.0 5.0 10.0 15.0 20.0 1Q16 2Q16 3Q16 4Q16 1Q17 Cost Balance ($ in Billions) Core Deposits Non-Core Deposits Cost of Interest-Bearing Deposits Cost of Total Deposits ($ in millions) Time Deposits Time Deposits Total $250,000 Over Time Contractual Time Deposit Maturities and Under $250,000 Deposits Rate Due in three months or less 577 $ 131 $ 708 $ 0.36% Due in over three months through six months 517 200 717 0.45% Due in over six months through twelve months 754 61 815 0.65% Due in over 12 months through 24 months 103 10 113 0.69% Due in over 24 months 48 7 55 0.59% Total 1,999 $ (1) 409 $ 2,408 $ 0.51% March 31, 2017

Net Interest Margin

See “Non-GAAP Measurements” slides beginning on page 50. Includes $12.1 million in Q1 2016 and $13.5 million in Q4 2016 of accelerated discount accretion from the payoff of nonaccrual PCI loans. Source: SNL Financial using data as of 4/28/17 (1) Industry Leading Tax Equivalent (TE) Net Interest Margin (2) (2) 5.82% 5.91% 5.95% 5.89% 5.46% 5.22% 5.53% 5.33% 5.26% 5.47% 5.16% 5.18% 5.13% 5.05% 5.01% 4.98% 4.86% 4.91% 4.97% 4.95% 5.01% 5.02% 3.59% 3.53% 3.43% 3.43% 3.43% 3.42% 3.40% 3.38% 3.38% 3.40% 3.26% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 PACW Reported NIM PACW Adjusted NIM (Excludes acquired loan discount accretion) Banks $15-$25B Reported NIM

Effect of Acquired Loan Discount Accretion on NIM Impact on Impact on ($ in millions) Amount NIM Amount NIM 237.2 $ 5.16% 253.1 $ 5.47% Less: - Accelerated accretion of acquisition discounts from early payoffs of acquired loans (2.9) (0.06%) (17.5) (0.38%) - Remaining accretion of Non-PCI loan acquisition discounts (3.5) (0.08%) (3.7) (0.08%) Total acquired loan discount accretion (6.4) (0.14%) (21.2) (0.46%) 230.8 $ 5.02% 231.9 $ 5.01% Net interest income/NIM as reported (TE) Net interest income/NIM (TE) - excluding discount accretion March 31, 2017 December 31, 2016 Three Months Ended Three Months Ended

See “Non-GAAP Measurements” slides beginning on page 50. Includes $12.1 million in Q1 2016 and $13.5 million in Q4 2016 of accelerated discount accretion from the payoff of nonaccrual PCI loans. Source: SNL Financial using data as of 4/28/17 Higher Loan Yields From Disciplined & Diversified Lending (2) (1) 6.68% 6.76% 6.80% 6.75% 6.34% 6.21% 6.57% 6.24% 6.17% 6.31% 5.94% 5.99% 5.92% 5.84% 5.80% 5.78% 5.76% 5.80% 5.79% 5.78% 5.75% 5.77% 4.42% 4.36% 4.23% 4.21% 4.19% 4.18% 4.14% 4.11% 4.12% 4.14% 4.16% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 Reported Loan Yield - PACW Loan Yield Excl. Discount Accretion - PACW Loan Yield - Banks $15-$25B

Source: SNL Financial using data as of 4/28/17 Deposit Franchise: 1Q17 Deposit Cost of 21 Basis Points 0.30% 0.34% 0.36% 0.37% 0.33% 0.24% 0.23% 0.20% 0.19% 0.19% 0.21% 0.32% 0.32% 0.31% 0.31% 0.31% 0.32% 0.33% 0.33% 0.35% 0.35% 0.33% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 0.40% 0.45% 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 PACW Banks $15-$25B

Asset Sensitive Balance Sheet Benefits From Rising Rates ($ in millions) Forecasted Percentage Forecasted Net Interest Income Change Net Interest Interest Rate Scenario (Tax Equivalent) From Base Margin Up 300 basis points 1,141.4 $ 16.0% 5.97% Up 200 basis points 1,090.6 10.9% 5.70% Up 100 basis points 1,038.6 5.6% 5.43% Base case 983.8 - 5.14% March 31, 2017 5.6% 10.9% 16.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% Base Up 100 Up 200 Up 300 PacWest Bancorp IRR Model Results - % Change in NII - Year 1 Static Balance Sheet - March 31, 2017 Sudden Parallel Shocks PACW

Controlled Expenses

Source: SNL Financial using data as of 4/28/17 Efficiency Ratio Trend 40.3% 38.4% 36.9% 38.0% 39.6% 39.3% 38.5% 40.6% 40.1% 40.1% 41.4% 61.9% 62.4% 64.2% 63.4% 65.9% 63.2% 64.3% 62.8% 61.8% 63.0% 62.9% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% 70.0% 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 PACW Efficiency Ratio Median Efficiency Ratio Banks $15-$25B

(1) Source: SNL Financial Focus and Execution Drive Efficiency 54.2% 57.2% 55.0% 54.0% 56.4% 60.7% 41.6% 38.5% 39.8% 41.4% 2008 2009 2010 2011 2012 2013 2014 2015 2016 1Q17 Efficiency Ratio (1) $56 $60 $57 $60 $70 $72 $147 $193 $203 $218 2008 2009 2010 2011 2012 2013 2014 2015 2016 1Q17 Average Branch Size ($ - M)

Acquisitions

Acquisition Strategy In-Market Consolidation Market Expansion Asset Generation Capability Strong Core Deposit Base Sound Strategic Focus Key Drivers of Accretion Cost Savings Customer Retention Margin Improvement

CU Bancorp – Transaction Rationale

Improves Deposit and Liquidity Position	• Outstanding deposit franchise: 54% non-interest bearing deposits; 10 basis point total cost of deposits [1] • Large efficient branches similar to PacWest's existing network • Asset sensitive balance sheet consistent with PacWest's asset-liability profile • Liquid balance sheet with 79% loan-to-deposits ratio
Exceptional credit in similar businesses	• Historically strong organic loan growth • Exceptional credit quality with 0.04% NPA/Assets [1] • Very similar loan profile to PacWest's Community Bank Division
Low risk transaction with significant efficiency opportunities	• 8 of 9 CU Bancorp branches, representing 96% of total deposits, within 3.1 miles of a PacWest branch • Leading C&I community bank in the LA metro area which will complement the PacWest franchise • Revenue opportunity for larger loans and deposits from existing customers (not modeled) • A PacWest management team that is highly experienced in M&A, having completed 28 deals since inception
Compelling Financial Metrics	• ~6% EPS accretive in 2018 • Tangible book value earn-back of 4.5 years • IRR >16% • Stock and cash transaction effectively deploys excess capital and maintains TCE/TA ratio of 10%

(1) Financial data as of 12/31/2016.

PacWest Bancorp

First Quarter 2017 | PACW | p. 44

CU Bancorp – Transaction Metrics

Transaction Summary	• Per Share Price:	$39.45 per share[1]
	• Transaction Value:	$705 million in aggregate
	• Consideration Mix:	70% PACW common stock / 30% cash
	• Fixed Exchange Ratio:	0.5308x
	• Cash per Share	$12.00
	• Assumed Closing:	4Q17
Transaction Valuation	• Price / 2017E EPS[2]:	22.9x
	• Price / Tangible Book Value:	2.84x
	• Core Deposit Premium[3]:	18.0%
PACW Financial Impact	• 2018E EPS Impact[2]:	~6% Accretive
	• Pro Forma TBV / Share Dilution at Close[4]:	~6% Dilutive
	• IRR[5]:	> 16%
Capital Ratios at Close	• TCE / TA ratio:	10.2%
	• Tier 1 capital ratio:	10.9%
	• Tier 1 leverage:	10.4%

Note: Market data as of April 5, 2017.

(1) Based on PacWest's closing price on April 5, 2017.

(2) Estimated financial impact is presented solely for illustrative purposes using IBES estimates. Neither PacWest nor CU Bancorp endorse the IBES estimates or publish financial guidance. Actual results may differ materially.

(3) Core deposits are defined as total deposits less time deposits greater than $100,000.

(4) Includes restructuring charges, net of tax.

(5) Assumes a 9.0% TCE / TA threshold and 17.5x P/E exit multiple.

PacWest Bancorp

First Quarter 2017 | PACW | p. 45

CU Bancorp – Pro Forma Balance Sheet (12/31/16)

($ in thousands)	Standalone 12/31/16 PacWest	Standalone 12/31/16 CUB	MTM/ Adjustments	Adjusted CUB	Purchase Accounting	Pro Forma
Assets:						
Cash and Securities	$ 3,665	$ 772	$ (28) (1)	$ 744	$ (14) (3)	$ 4,395
Gross Loans	15,456	2,050	(19)	2,031	-	17,487
Loan Loss Reserve	(157)	(19)	19	-	-	(157)
Net Loans	15,299	2,031	- (2)	2,031	-	17,330
Other Tangible Assets	696	121	-	121	(14) (4)	803
Total Tangible Assets	19,660	2,924	(28)	2,896	(28)	22,528
Goodwill	2,174	65	-	65	391	2,630
Other Intangibles	36	6	-	6	33 (5)	75
Intangible Assets	2,210	71	-	71	424	2,705
Assets	$ 21,870	$ 2,995	$ (28)	$ 2,967	$ 396	$ 25,233
Liabilities & Shareholders' Equity:						
Deposits	$ 15,871	$ 2,607	$ -	$ 2,607	$ 214 (6)	$ 18,692
Borrowings	1,346	29	-	29	-	1,375
Other Liabilities	174	21	-	21	6 (7)	201
Liabilities and Borrowings	17,391	2,657	-	2,657	220	20,268
Preferred Stock	-	17	(17)	-	-	-
Common Stock	4,479	321	(11)	310	176 (8)	4,965
Shareholders' Equity	4,479	338	(28)	310	176	4,965
Liabilities & Shareholders' Equity	$ 21,870	$ 2,995	$ (28)	$ 2,967	$ 396	$ 25,233

(1) After-tax seller transaction costs of $17 million and redemption of $17 million in preferred stock, net of $6 million proceeds from vesting of restricted stock.
(2) Carrying value of CUB loans is assumed to be at fair value.
(3) After-tax purchaser transaction costs of $14 million.
(4) Net DTL related to CDI and SERP liability.
(5) Core deposit intangibles.
(6) Fund cash portion of purchase price from deposits.
(7) To record SERP liability at fair value.
(8) Equity portion of purchase price, less after-tax purchaser transaction costs.

PacWest Bancorp

First Quarter 2017 | PACW | p. 46

Strong Franchise Value

National Lending Combined With California Branch Network Source: SNL Financial Los Angeles, CA Durham, NC Chevy Chase, MD Chicago, IL St. Louis, MO Denver, CO New York, NY Boston, MA Minneapolis, MN Austin, TX Campbell, CA Menlo Park, CA San Francisco, CA Seattle, WA Atlanta, GA San Diego, CA CapitalSource Division office Square 1 Bank Division office Pacific Western Bank branch

California Public Banks and Thrifts

As of March 31, 2017

Rank	Company Name	Ticker		Assets ($000)
1	Wells Fargo & Company	WFC	$	1,951,564,000
2	First Republic Bank	FRC	$	76,504,351
3	SVB Financial Group	SIVB	$	44,683,660
4	East West Bancorp, Inc.	EWBC	$	35,342,126
5	PacWest Bancorp	PACW	$	21,927,254
6	Cathay General Bancorp	CATY	$	14,223,957
7	Hope Bancorp, Inc.	HOPE	$	13,465,863
8	Banc of California, Inc.	BANC	$	11,052,085
9	BofI Holding, Inc.	BOFI	$	8,700,031
10	CVB Financial Corp.	CVBF	$	8,559,121
11	Opus Bank	OPB	$	7,983,682
12	Farmers & Merchants Bank of Long Beach	FMBL	$	6,834,068
13	Mechanics Bank	MCHB	$	5,593,562
14	Westamerica Bancorporation	WABC	$	5,395,947
15	Hanmi Financial Corporation	HAFC	$	4,811,821
16	TriCo Bancshares	TCBK	$	4,527,954
17	Pacific Premier Bancorp, Inc.	PPBI	$	4,174,428
18	First Foundation, Inc.	FFWM	$	3,687,917
19	Community Bank	CYHT	$	3,625,043
20	Preferred Bank	PFBC	$	3,412,929
21	Grandpoint Capital Inc.	GPNC	$	3,356,266
22	CU Bancorp	CUNB	$	3,143,268
23	Farmers & Merchants Bancorp	FMCB	$	3,000,000
24	1867 Western Financial Corporation	WFCL	$	2,872,014
25	Heritage Commerce Corp	HTBK	$	2,641,791
26	Exchange Bank	EXSR	$	2,207,361
27	Bank of Marin Bancorp	BMRC	$	2,033,708
28	Sierra Bancorp	BSRR	$	1,999,725
29	River City Bank	RCBC	$	1,900,000
30	American Business Bank	AMBZ	$	1,818,970

Source: SNL Financial using data as of 5/05/2017

PacWest Bancorp

First Quarter 2017 | PACW | p. 49

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. These non-GAAP financial measures are presented for supplemental informational purposes only for understanding the Company’s operating results and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies. The tables on the following slides present reconciliations of non-GAAP financial measurements to the GAAP financial measurements and certain key performance ratios. Non-GAAP Measurements

Tangible Common Equity Ratio/Tangible Book Value Per Share

($ in thousands)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
PacWest Bancorp Consolidated:					
Stockholders' equity	$ 4,508,106	$ 4,479,055	$ 4,542,595	$ 4,513,304	$ 4,456,592
Less: Intangible assets	2,207,251	2,210,315	2,213,491	2,219,557	2,223,928
Tangible common equity	$ 2,300,855	$ 2,268,740	$ 2,329,104	$ 2,293,747	$ 2,232,664
Total assets	$ 21,927,254	$ 21,869,767	$ 21,315,291	$ 21,147,139	$ 21,031,009
Less: Intangible assets	2,207,251	2,210,315	2,213,491	2,219,557	2,223,928
Tangible assets	$ 19,720,003	$ 19,659,452	$ 19,101,800	$ 18,927,582	$ 18,807,081
Equity to assets ratio	20.56%	20.48%	21.31%	21.34%	21.19%
Tangible common equity ratio (1)	11.67%	11.54%	12.19%	12.12%	11.87%
Book value per share	$ 37.13	$ 36.93	$ 37.29	$ 37.05	$ 36.60
Tangible book value per share (2)	$ 18.95	$ 18.71	$ 19.12	$ 18.83	$ 18.83
Shares outstanding	121,408,133	121,283,669	121,817,524	121,819,849	121,771,252
Pacific Western Bank:					
Stockholders' equity	$ 4,405,770	$ 4,374,478	$ 4,416,623	$ 4,390,928	$ 4,331,841
Less: Intangible assets	2,207,251	2,210,315	2,213,491	2,219,557	2,223,928
Tangible common equity	$ 2,198,519	$ 2,164,163	$ 2,203,132	$ 2,171,371	$ 2,107,913
Total assets	$ 21,910,720	$ 21,848,644	$ 21,266,705	$ 21,084,950	$ 20,928,105
Less: Intangible assets	2,207,251	2,210,315	2,213,491	2,219,557	2,223,928
Tangible assets	$ 19,703,469	$ 19,638,329	$ 19,053,214	$ 18,865,393	$ 18,704,177
Equity to assets ratio	20.11%	20.02%	20.77%	20.82%	20.70%
Tangible common equity ratio (1)	11.16%	11.02%	11.56%	11.51%	11.27%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding

PacWest Bancorp

First Quarter 2017 | PACW | p. 51

Adjusted Net Interest Margin and Loan & Lease Yield March 31, 2017 December 31, 2016 September 30, 2016 June 30, 2016 March 31, 2016 Reported net interest margin (TE) 5.16% 5.47% 5.26% 5.33% 5.53% Less: Acquired loan discount accretion (0.14)% (0.46)% (0.31)% (0.36)% (0.62)% Net interest margin excluding discount accretion (TE) 5.02% 5.01% 4.95% 4.97% 4.91% March 31, 2017 December 31, 2016 September 30, 2016 June 30, 2016 March 31, 2016 Reported loan and lease yield 5.94% 6.31% 6.17% 6.24% 6.57% Less: Acquired loan discount accretion (0.17)% (0.56)% (0.39)% (0.45)% (0.77)% Loan and lease yield excluding discount accretion 5.77% 5.75% 5.78% 5.79% 5.80% Three Months Ended Three Months Ended